Exhibit 32

CERTIFICATION

Each of the undersigned hereby certifies, in accordance with 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his capacity as an officer of Inter Parfums, Inc., that the Annual Report of Inter Parfums, Inc. on Form 10-K for the year ended December 31, 2005, fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operation of Inter Parfums, Inc.

Date: March 13, 2006	By:	/s/ Jean Madar
Jean Madar
Chief Executive Officer

Date: March 13, 2006	By:	/s/ Russell Greenberg
Russell Greenberg
Executive Vice President, Chief Financial Officer and Principal Accounting Officer

A signed original of this written statement required by Section 906 has been provided to Inter Parfums, Inc. and will be retained by Inter Parfums, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.